Exhibit 99.01

Seneca Biopharma Reports 2020 Yearend Results

GERMANTOWN, Md., March 22, 2021 -- Seneca Biopharma, Inc. (Nasdaq: SNCA), a biopharmaceutical company focused on developing novel treatments for diseases of high unmet medical need, today reported its financial results for the year ended December 31, 2020.

Business Highlights for 2020 to date.

During 2020, the Company achieved the following business milestones:

•	Entered into a definitive Merger Agreement with Leading BioSciences, Inc. (LBS), a privately held company focused on developing novel therapeutics to improve human health through therapeutic protection of the gastrointestinal mucosal barrier.

•	Completed offerings resulting in net proceeds of over $14.7 million.

•	Continued progress on the Company’s out-licensing effort to partner NSI-566 and reached an agreement to license NSI-189.

•	Announced the completion of the last subject’s follow-up assessment in the Company's non-GCP Phase II trial evaluating NSI-566, for the treatment of chronic ischemic stroke.

Financial Results for the Year Ended December 31, 2020

Cash Position and Liquidity: At December 31, 2020, cash was approximately $10.5 million as compared to approximately $5.1 million at December 31, 2019.

Operating Loss: Operating loss for the year ended December 30, 2020 was $10.7 million compared to a loss of $8.6 million for the comparable 2019 period. The increase in operating loss for 2020 was due to an increase in G&A expenses which reflects an enhanced management structure to support corporate objectives as well as professional fees in connection with the proposed merger, when compared to the same period of 2019.

Net Loss: Net loss for the year ended December 31, 2020 was $16.3 million, or $1.17 per share, compared to a loss of $8.4 million, or $3.80 per share on a post-reverse stock-split basis, for the same period in 2019. The 2020 increase in net loss was primarily attributed to an increase in G&A, as noted above, and a non-cash expense of $5.6 million related to the January 2020 warrant inducement offering.

Seneca Biopharma, Inc.

Consolidated Balance Sheets

	December 31,
	2020	2019

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$10,529,244	$5,114,917
Trade and other receivables	116,279	21,064
Prepaid expenses	1,399,790	510,900
Assets held for sale	835,483	-
Total current assets	12,880,796	5,646,881

Property and equipment, net	10,776	41,036
Patents, net	147,133	668,936
ROU and other assets	10,439	227,036
Total assets	$13,049,144	$6,583,889

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$649,345	$824,406
Accrued severance and bonuses	2,322,241	135,686
Short-term notes and other current liabilities	-	264,665
Liabilities associated with assets held for sale	234,344	-
Total current liabilities	3,205,930	1,224,757

Warrant liabilities, at fair value	75,298	84,596
Lease liability, net of current portion	-	148,543
Total liabilities	3,281,228	1,457,896

STOCKHOLDERS' EQUITY
Preferred stock, 7,000,000 shares authorized, $0.01 par value; 200,000 shares issued and outstanding in 2020 and 2019	2,000	2,000
Common stock, $0.01 par value; 300 million shares authorized, 17,295,703 and 3,866,457 shares issued and outstanding in 2020 and 2019, respectively	172,957	38,665
Additional paid-in capital	247,836,057	227,067,058
Accumulated other comprehensive loss	(734)	(6,186)
Accumulated deficit	(238,242,364)	(221,975,544)
Total stockholders' equity	9,767,916	5,125,993
Total liabilities and stockholders' equity	$13,049,144	$6,583,889

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Seneca Biopharma, Inc.

Consolidated Statements of Operations and Comprehensive Loss

	Year Ended December 31,
	2020	2019

Revenues	$13,520	$15,394

Operating expenses:
Research and development costs	2,018,454	4,061,450
General and administrative expenses	8,670,612	4,585,638
Total operating expenses	10,689,066	8,647,088
Operating loss	(10,675,546)	(8,631,694)

Other income (expense):
Interest income	33,532	67,731
Interest expense	(14,015)	(8,920)
Gain from change in fair value of liability classified warrants	9,298	499,138
Warrant inducement and other expense	(5,620,089)	(277,906)
Total other income (expense)	(5,591,274)	280,043

Net loss	$(16,266,820)	$(8,351,651)

Net loss per common share - basic and diluted	$(1.17)	$(3.80)

Weighted average common shares outstanding - basic and diluted	13,869,272	2,197,434

Comprehensive loss:
Net loss	$(16,266,820)	$(8,351,651)
Foreign currency translation adjustment	5,452	(5,773)
Comprehensive loss	$(16,261,368)	$(8,357,424)

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About Seneca Biopharma, Inc.

Seneca Biopharma, Inc., is a clinical-stage biopharmaceutical company developing novel treatments for diseases of high unmet medical need. On December 17, 2020, Seneca announced that it had entered into a definitive Merger Agreement with Leading BioSciences, Inc. (LBS), a privately held company focused on developing novel therapeutics to improve human health through therapeutic protection of the gastrointestinal mucosal barrier. Pursuant to the Merger Agreement, Seneca is seeking to sell off its rights to NSI-566. Upon completion of the merger, the company is expected to operate under the name Palisade Bio, Inc. and trade on the Nasdaq Capital Market under the ticker symbol PALI.

About Leading BioSciences, Inc.

LBS is developing novel therapeutics designed to improve human health through therapeutic protection of the gastrointestinal mucosal barrier. LBS’ initial focus is combatting the interruption of GI function (ileus) following major surgery in order to reduce recovery times and shorten the duration of patient hospital stays. Additionally, LBS believes that its investigational therapies have the potential to prevent the formation of postoperative adhesions (reducing hospital re-admissions and additional surgeries), as well as to address the myriad health conditions and complications associated with chronic disruption of the gastrointestinal mucosal barrier.

No Offer or Solicitation

This communication will not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities in connection with the proposed merger shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Additional Information Will be Filed with the SEC

In connection with the proposed transactions between LBS and Seneca, Seneca filed a registration statement on Form S-4 that contained a proxy statement and prospectus with the Securities Exchange Commission (“SEC”) on December 23, 2020. The registration statement was declared effective on February 11, 2021 and the proxy statement was mailed to the Seneca stockholders on or about February 12, 2021. This communication is not a substitute for the registration statement or the proxy statement or any other documents that Seneca may file with the SEC or send to its stockholders in connection with the proposed transactions. BEFORE MAKING ANY VOTING DECISION, SENECA URGES INVESTORS AND STOCKHOLDERS TO READ THESE MATERIALS, THE REGISTRATION STATEMENT, PROXY STATEMENT, AND PROSPECTUS, AS MAY BE AMENDED, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT SENECA, THE PROPOSED TRANSACTION AND RELATED MATTERS.

You may obtain free copies of the registration statement, proxy statement and all other documents filed or that will be filed with the SEC regarding the proposed transaction at the website maintained by the SEC at www.sec.gov. The registration statement and proxy statement are available free of charge on Seneca’s website at www.senecabio.com, by contacting Seneca’s Investor Relations by phone at (301) 366-4960, or by electronic mail at investor@senecabio.com. Investors and stockholders are urged to read the registration statement, proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

Participants in the Solicitation

Seneca and LBS, and each of their respective directors and executive officers and certain of their other members of management and employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about Seneca’s directors and executive officers is included in Seneca’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 22, 2021, the registration statement, proxy statement, and prospectus filed with the SEC on February 9, 2021. These documents can be obtained free of charge from the sources indicated above.

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Cautionary Statement Regarding Forward Looking Information:

This news release contains "forward-looking statements" made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to future, not past, events and may often be identified by words such as "expect," "anticipate," "intend," "plan," "believe," "seek" or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Specific risks and uncertainties that could cause our actual results to differ materially from those expressed in our forward-looking statements include risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in Seneca’s periodic reports filed with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2020, its Quarterly Reports on Form 10-Q as well as and in other reports filed with the SEC. Except as required by applicable law, we do not assume any obligation to update any forward-looking statements.

Contact:

Dennis Gluck, Esq.

Silvestre Law Group, P.C.

(818) 597-7552

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